UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Transactions with Cargill, Incorporated

We were formed on October 22, 2004 through the business combination of IMC Global Inc., or IMC, and the fertilizer businesses of Cargill, Incorporated. Cargill, Incorporated and its subsidiaries (“Cargill”) owned approximately 64.1% of our outstanding common stock as of June 28, 2010.

On June 25, 2010, Mosaic de Argentina S.A. executed a renewal of an offer to sell solid and liquid fertilizers, including but not limited to Single SuperPhosphate, Phosphate, Nitrogen and MicroEssentials® to Cargill S.A.C.I. Product is sold at prices negotiated at the time of sale. This offer is effective until May 31, 2011.

This transaction was approved by our Cargill Relationship Committee, an internal management committee comprised of senior managers of the Company, pursuant to authority delegated to it under our Related Person Transactions Approval Policy.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: July 1, 2010	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Executive Vice President, General Counsel and Corporate Secretary